Exhibit 99.1

                                             INVESTOR RELATIONS CONTACT:
                                             Blair W. Lambert
                                             Tel: 415-278-7933
                                             investor_relations@gymboree.com

                                             MEDIA RELATIONS CONTACT:
                                             Jamie Falkowski
                                             Tel : 415-278-7942
                                             media_relations@gymboree.com

          THE GYMBOREE CORPORATION REPORTS SECOND QUARTER 2006 RESULTS

San Francisco, Calif., August 16, 2006 - The Gymboree Corporation (NASDAQ: GYMB) today reported earnings for the second fiscal quarter ended July 29, 2006, of $0.5 million, or $0.02 per diluted share, including a one-time pretax charge of $3.7 million ($0.07 per diluted share) relating to the recent retirement of its former Chairman and Chief Creative Officer. Results also include $2.0 million of stock-based compensation expense ($0.04 per diluted share) resulting from the adoption of FAS 123R in fiscal 2006. This compares to a loss from continuing operations of $3.7 million, or $0.12 per diluted share, for the same period of the prior year.

Net sales from retail operations for the second quarter ended July 29, 2006, totaled $153.0 million, an 18% increase over the $129.3 million in net sales from retail operations for the second fiscal quarter of the prior year. As previously reported, comparable store sales from retail operations for the second fiscal quarter increased 12% over the same period last year. Total net sales for the second fiscal quarter were $155.5 million, an increase of 18% compared to total net sales of $132.0 million for the second fiscal quarter last year. It has been almost 10 years since Gymboree has achieved profitability in the second quarter," said Matthew McCauley, Chairman and Chief Executive Officer. "This milestone achievement validates the initiatives we have been focusing on these past two years. And while I am pleased with the quarterly results, I am even more excited about the merchandising, marketing and operational opportunities ahead of us."

BUSINESS OUTLOOK

For the third fiscal quarter, the Company expects a low single-digit comparable store sales increase over the prior year. The Company expects third and fourth fiscal quarter earnings to be in the range of $0.40 to $0.42 and $0.58 to $0.60 per diluted share, respectively. These quarterly earnings expectations include the impact of stock-based compensation ($0.04 per diluted share each quarter) arising from the adoption of FAS Statement 123R. For the full fiscal year 2006, the Company now expects earnings per diluted share to be in the range of $1.54 to $1.57, including stock-based compensation expense of $0.16. This change represents an increase of $0.12 over the prior earnings guidance of $1.42 to $1.45 per diluted share.

MANAGEMENT PRESENTATION

The live broadcast of the discussion of the second quarter 2006 financial results will be available to interested parties at 1:30 p.m. PT (4:30 p.m. ET) on Wednesday, August 16, 2006. To listen to the live broadcast over the Internet, please log on to www.gymboree.com, click on "Our Company" at the bottom of the page, go to "Investor and Media Relations" and then "Conference Calls, Webcasts & Presentations." A replay of the call will be available two hours after the broadcast through midnight ET, Wednesday, August 23, 2006, at 800-642-1687, passcode 4081957, as well as archived on our Web site at the same location as the live Web cast.

ABOUT THE GYMBOREE CORPORATION

The Gymboree Corporation's specialty retail brands offer unique, high-quality products delivered with personalized customer service. As of July 29, 2006, the Company operated a total of 684 stores: 570 Gymboree(R) retail stores (542 in the United States and 28 in Canada), 27 Gymboree Outlet retail stores, 70 Janie and Jack(R) retail shops and 17 Janeville(R) stores in the United States. The Company also operates online stores at www.gymboree.com and www.janieandjack.com, and offers directed parent-child developmental play programs at 528 franchised and company-operated centers in the United States and 27 other countries.

FORWARD-LOOKING STATEMENTS

The foregoing financial information for the fiscal quarter-ended July 29, 2006, is un-audited and subject to quarter-end and year-end adjustment, and could differ materially from the financial information indicated. The foregoing paragraphs contain forward-looking statements relating to The Gymboree Corporation's anticipated sales growth and cash flows and future financial performance. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results could differ materially as a result of a number of factors, including customer reactions to new merchandise, service levels and new concepts, success in meeting our delivery targets, the level of our promotional activity, our gross margin achievement, our ability to appropriately manage inventory, general economic conditions, effects of future embargoes from countries used to source product, and competitive market conditions. Other factors that may cause actual results to differ materially include those set forth in the reports that we file from time to time with the Securities and Exchange Commission, including our annual report on Form 10-K for the year-ended January 28, 2006. These forward-looking statements reflect The Gymboree Corporation's expectations as of August 16, 2006. The Gymboree Corporation undertakes no obligation to update the information provided herein.

Gymboree, Janie and Jack and Janeville are registered trademarks of The Gymboree Corporation.

                                       ###

                            THE GYMBOREE CORPORATION
                            ------------------------
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 -----------------------------------------------
                 (In thousands, except per share and store data)
                                   (Unaudited)

                                                      13 WEEKS ENDED            26 WEEKS ENDED
                                                  -----------------------   -----------------------
                                                   JUL 29,      JUL 30,      JUL 29,      JUL 30,
                                                     2006         2005         2006         2005
                                                  ----------   ----------   ----------   ----------
Net sales:
     Retail                                       $  152,996   $  129,296   $  339,176   $  290,075
     Play & Music                                      2,481        2,742        5,248        4,928
                                                  ----------   ----------   ----------   ----------
      Total net sales                                155,477      132,038      344,424      295,003
Cost of goods sold, including
     buying and occupancy expenses                   (89,896)     (84,803)    (188,412)    (183,138)
                                                  ----------   ----------   ----------   ----------
      Gross profit                                    65,581       47,235      156,012      111,865
Selling, general and administrative expenses         (66,667)     (53,302)    (129,952)    (109,923)
                                                  ----------   ----------   ----------   ----------
     Operating income (loss)                          (1,086)      (6,067)      26,060        1,942
Other income                                           1,768          294        3,059          501
                                                  ----------   ----------   ----------   ----------
     Income (loss) before income taxes                   682       (5,773)      29,119        2,443
Income tax (expense) benefit                            (138)       2,062      (10,692)        (874)
                                                  ----------   ----------   ----------   ----------
     Income (loss) from continuing operations            544       (3,711)      18,427        1,569
Income from discontinued operations, net of tax            -          368            -          607
                                                  ----------   ----------   ----------   ----------
     Net income (loss)                            $      544   $   (3,343)  $   18,427   $    2,176
                                                  ==========   ==========   ==========   ==========

Basic per share amounts:
Income (loss) from continuing operations          $     0.02   $    (0.12)  $     0.58   $     0.05
Income from discontinued operations, net of tax            -         0.01            -         0.02
                                                  ----------   ----------   ----------   ----------
Net income (loss)                                 $     0.02   $    (0.11)  $     0.58   $     0.07
                                                  ==========   ==========   ==========   ==========

Diluted per share amounts:
Income (loss) from continuing operations          $     0.02   $    (0.12)  $     0.55   $     0.05
Income from discontinued operations, net of tax            -         0.01            -         0.02
                                                  ----------   ----------   ----------   ----------
Net income (loss)                                 $     0.02   $    (0.11)  $     0.55   $     0.07
                                                  ==========   ==========   ==========   ==========

Weighted average shares outstanding:
     Basic                                            31,570       31,254       32,031       31,210
     Diluted                                          33,041       31,254       33,380       31,607

Number of stores at end of period                        684          646          684          646

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      -------------------------------------
                                 (In thousands)
                                   (Unaudited)

                                                         July 29,      January 28,     July 30,
                                                           2006           2006           2005
                                                       ------------   ------------   ------------
CURRENT ASSETS
     Cash and cash equivalents                         $     31,581   $     32,037   $     34,953
     Marketable securities                                   85,250        115,000         38,843
     Accounts receivable                                     11,316         12,027         13,190
     Merchandise inventories                                 94,314        100,474         89,373
     Prepaid income taxes                                    16,056          5,285          7,764
     Prepaid expenses and deferred taxes                      7,482          7,225          6,105
     Current assets of discontinued operations                    -            479          1,107
                                                       ------------   ------------   ------------
        Total current assets                                245,999        272,527        191,335
                                                       ------------   ------------   ------------
Property and Equipment, net                                 149,372        146,055        147,051
Lease Rights, Deferred Taxes and Other Assets                 5,593          6,196         13,577
                                                       ------------   ------------   ------------
     Total Assets                                      $    400,964   $    424,778   $    351,963
                                                       ============   ============   ============
CURRENT LIABILITIES
     Accounts payable                                  $     44,562   $     45,186   $     40,439
     Accrued liabilities                                     70,278         55,303         37,742
     Current liabilities of discontinued operations               -            732          1,732
                                                       ------------   ------------   ------------
        Total current liabilities                           114,840        101,221         79,913
                                                       ------------   ------------   ------------
LONG TERM LIABILITIES
     Deferred rent and other liabilities                     48,897         48,480         49,868
Stockholders' Equity                                        237,227        275,077        222,182
                                                       ------------   ------------   ------------
     Total Liabilities and Stockholders' Equity        $    400,964   $    424,778   $    351,963
                                                       ============   ============   ============